                                                                     EXHIBIT 1.1




                             UNDERWRITING AGREEMENT

                           PhoneTel Technologies, Inc.

                                  $110,000,000

                               % Senior Notes due 2006

                                                               December   , 1996

J.P. MORGAN SECURITIES INC.
CIBC WOOD GUNDY SECURITIES CORP.
ING BARINGS (U.S.) SECURITIES, INC.
SOUTHCOAST CAPITAL CORPORATION
  c/o J.P. Morgan Securities Inc.
  60 Wall Street
  New York, New York  10260

Ladies and Gentlemen:

          PhoneTel Technologies, Inc., an Ohio corporation (the "Company"), proposes to issue and sell to the underwriters listed on Schedule I hereto (collectively, the "Underwriters") $110,000,000 aggregate principal amount of
its        % Senior Notes due 2006 (the "Notes"). The Notes will be issued
pursuant to the provisions of an Indenture to be dated as of December    , 1996
(the "Indenture") among the Company, the Guarantors (as hereinafter defined) and Marine Midland Bank, as Trustee (the "Trustee"). The Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis initially by the subsidiaries of the Company listed on Schedule II hereto (each a "Guarantor" and collectively the "Guarantors"). Such guarantees are hereinafter referred to as the "Guarantees," and the Notes and the Guarantees are hereinafter referred to as the "Securities." The Company and the Guarantors are collectively referred to herein as the "Registrants."

          The Registrants have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form SB-2 (File No. 333-15211), including a prospectus, relating to the Securities. The registration statement as amended at the time when it shall become effective, including any registration statements filed pursuant to Rule 462(b) under the Securities Act to increase the size of the
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                                      -2-



offering, and including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement," and the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus."

          The Company is a party to (i) that certain Agreement and Plan of Merger, dated as of November 21, 1996, with Cherokee Communications, Inc. ("Cherokee"), PhoneTel CCI, Inc. and all of the shareholders of Cherokee (the "Cherokee Agreement") [and (ii) that certain Asset Purchase Agreement dated as of December __, 1996, with Texas Coinphone (the "Texas Coinphone Agreement" and, together with the Cherokee Agreement, the "Acquisition Agreements")]. The acquisitions of Cherokee and Texas Coinphone are referred to herein, collectively, as the "Pending Acquisitions."

          In connection with the offering of the Securities and the consummation of the Acquisition Agreements, the Company is (i) offering 6,750,000 shares of its Common Stock, $.01 par value (the "Common Stock") (the "Concurrent Public Offering"), (ii) repaying approximately $7.8 million in indebtedness relating to certain capital leases, (iii) repaying approximately $3.3 million in indebtedness relating to certain notes payable owed to the sellers of Payphones of America, Inc. and (iv) repaying approximately $43.0 million aggregate principal amount outstanding under its existing senior secured bank credit agreement (the "Credit Agreement").

          The Company hereby agrees with each Underwriter as follows:

          1. The Company hereby agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth
opposite such Underwriter's name in Schedule I hereto at a price equal to     %
of the principal amount of the Notes. The yield to the public of the Securities is not lower than the yield recommended by CIBC Wood Gundy Securities Corp. ("CIBC"), acting as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD").
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          2. The Company understands that the Underwriters intend (i) to make a public offering of the Securities as soon as they deem advisable after the Registration Statement and this Agreement have become effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act") and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

          The Company hereby confirms its engagement of CIBC and CIBC hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Securities. CIBC, in its capacity as qualified independent underwriter, and not otherwise, is referred to herein as the "QIU." As compensation for the services of acting as the QIU hereunder, the Company agrees to pay $10,000 to CIBC on the Closing Date.

          3. Payment for the Securities shall be made to the Company or to its order by check or wire transfer payable in same day funds, in accordance with written instructions to be provided by the Company at least one full Business Day prior to the Closing Date, at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York City time, on December __, 1996, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the Company may agree upon in writing. The time and date of such payment for the Securities are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

          Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the account of J.P. Morgan Securities Inc., at The Depository Trust Company, on behalf of the Underwriters, of one or more global certificates for the Securities to be purchased on such date registered in such names and in such denominations as the Underwriters shall request in writing not later than two Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The certificates for the Securities will be made available for inspection by the
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Underwriters in New York, New York not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

          4. The Company represents as to itself and the Guarantors, and each Guarantor represents and warrants as to itself, to each of the Underwriters that:

          (a) no order preventing or suspending the use of any preliminary prospectus filed as part of the Registration Statement has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to any Registrant in writing by such Underwriter expressly for use therein;

          (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any Registrant, threatened by the Commission; and the Registration Statement and the Prospectus (as amended or supplemented if the Registrants shall have furnished any amendments or supplements thereto) comply, and will comply as of the Closing Date, in all material respects with the Securities Act and the Trust Indenture Act and do not, and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not
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                                      -5-



     misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement, furnished to any Registrant in writing by such Underwriter expressly for use therein or to the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement;

          (c) none of the Company or any Guarantor has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale or resale of the Notes or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except as contemplated by this Agreement or the Underwriting Agreement dated December , 1996 (the "Concurrent Underwriting Agreement") between the Company and Southcoast Capital Corporation ("Southcoast") with respect to the Concurrent Public Offering;

          (d) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of (i) the Company and its subsidiaries,
     (ii) each of the Acquired Companies (as defined below) for whom financial statements are included and (iii) to the knowledge of the Company after due inquiry, Cherokee, and the results of their respective operations and the changes in their respective consolidated cash flows as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the "Acquired Companies" are (1) Paramount Communications Systems, Inc. ("Paramount"), (2) International Pay Phones, Inc. (South Carolina) ("IPP-SC"), (3) International Payphones, Inc. (Tennessee) ("IPP-TN"), (4) Payphones of America, Inc. ("POA") and (5) Amtel Communications, Inc. and Combined Companies (Debtor-in-Possession) ("Amtel"). The summary and selected financial and related statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been
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     prepared and compiled on a basis consistent with the audited financial statements included therein; Price Waterhouse LLP, whose reports on the audited financial statements of the Company and its subsidiaries as of December 31, 1994 and 1995 and for the three years ended December 31, 1995 and the audited financial statements of Paramount as of December 31, 1995 and for the year then ended are included in the Registration Statement and the Prospectus, are independent accountants with respect to the Company and its subsidiaries and Paramount, as required by the Securities Act; KPMG Peat Marwick LLP, whose report on the audited financial statements of Paramount as of December 31, 1994 and for the year then ended is included in the Registration Statement and Prospectus, are independent accountants with respect to Paramount, as required by the Securities Act; Miller Sherrill Blake, CPA, PA, whose report on the audited financial statements of IPP-SC as of December 31, 1994 and 1995 and for the two years ended December 31, 1995, is included in the Registration Statement and Prospectus, are independent accountants with respect to IPP-SC, as required by the Securities Act; Ernest M. Sewell, CPA, whose report on the audited financial statements of IPP-TN as of December 31, 1994 and 1995 and for the two years ended December 31, 1995, is included in the Registration Statement and Prospectus, is an independent accountant with respect to IPP-TN, as required by the Securities Act; Kerber, Eck & Braeckel LLP, whose report on the audited financial statements of POA as of December 31, 1994 and 1995 and for the two years ended December 31, 1995, is included in the Registration Statement and Prospectus, are independent accountants with respect to POA, as required by the Securities Act; Harlan & Boettger, CPAs, whose report on the audited financial statements of Amtel as of December 31, 1994 and 1995 and for the two years ended December 31, 1995, is included in the Registration Statement and Prospectus, are independent accountants with respect to Amtel, as required by the Securities Act; to the knowledge of the Company after due inquiry, Deloitte & Touche LLP, whose report on the audited financial statements of Cherokee as of September 30, 1994 and 1995 and for the three years ended September 30, 1995, is included in the Registration Statement and Prospectus, are independent accountants with respect to Cherokee, as required by the Securities Act;
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          (e) the pro forma financial statements (including the footnotes thereto) and the other pro forma financial information included in the Prospectus and Registration Statement (i) comply as to form in all material respects with the applicable requirements of Item 310 of Regulation S-B under the Securities Act; (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and include adjustments which give effect to events that are (A) directly attributable to the transactions referred to therein, (B) expected to have a continuing impact on the Company, and (C) factually supportable; and (iii) have been computed on the bases described therein; the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Prospectus and Registration Statement are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

          (f) each of the Company and the Guarantors makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company and each of the Guarantors is permitted only in accordance with management's authorization, and (iv) the recorded accountability for assets of the Company and each of the Guarantors is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (g) the Company has no subsidiaries other than those subsidiaries listed on Schedule II hereto and all of the subsidiaries are Guarantors; no Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Guarantor's capital stock, from repaying to the Company any loans or advances to such Guarantor or except as provided under the Credit Agreement and related loan documents, from transferring any of such Guarantor's property or assets to the Company or to any other Guarantor.
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                                      -8-



          (h) the Company has the authorized, issued and outstanding capitalization set forth in the Registration Statement and Prospectus under the column entitled "Actual" under the heading "Capitalization"; all of the outstanding shares of capital stock of the Company and each Guarantor have been duly authorized and validly issued and are fully paid and nonassessable; except as described in the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or in any Guarantor, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Guarantor, any such convertible or exchangeable securities or any such rights, warrants or options; the Company beneficially owns, directly or indirectly, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance, all of the outstanding capital stock of each Guarantor, except for such pledges, security interests, liens, claims or other encumbrances created pursuant to the Credit Agreement and related loan documents;

          (i) all offers and sales of securities of the Company prior to the date hereof were at all relevant times duly registered under the Securities Act or exempt from the registration requirements of the Securities Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

          (j) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any change in the Company's issued capital stock, warrants or options except pursuant to (i) the terms of the instruments governing the same, (ii) the exercise of such options or warrants, and (iii) the arrangements relating to the Concurrent Public Offering, or (B) any material adverse change, or any development reasonably likely to become a material adverse change, in or affecting the business, prospects, financial position, management, stockholder's equity or results of operations of the Company and the Guarantors, taken as a whole (a "Material Adverse Change");
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                                      -9-



          (k) since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed therein,
     (i) there have been no transactions entered into by the Company or by any of the Guarantors, other than in the ordinary course of business, which are material to the Company and the Guarantors, taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

          (l) each of the Company and the Guarantors has been duly incorporated under the laws of its jurisdiction of incorporation; each of the Company and the Guarantors is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, prospects, financial position, management, stockholders' equity or results of operations of the Company and the Guarantors, taken as a whole (a "Material Adverse Effect");

          (m) this Agreement has been duly authorized, executed and delivered by each of the Registrants;

          (n) the execution and delivery of the Indenture has been duly and validly authorized by the Company and each of the Guarantors and the Indenture has been qualified under the Trust Indenture Act and, when executed and delivered by the Company and each of the Guarantors (assuming due authorization, execution and delivery thereof by the Trustee), the Indenture will constitute a legal, valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court

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     before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding at law or in equity); and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus;

          (o) the Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each Guarantor, in each case enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding at law or in equity);

          (p) the execution and delivery of the New Credit Agreement has been duly and validly authorized by the Company and each of the Guarantors a party thereto and, when executed and delivered by the Company and each of the Guarantors a party thereto (assuming due authorization, execution and delivery by the other parties thereto), the New Credit Agreement will constitute a legal, valid and binding agreement of the Company and each of the Guarantors a party thereto enforceable against the Company and each of such Guarantors in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforceability is considered in a proceeding at law or in equity);

          (q) to the best of the Company's knowledge after due inquiry, Cherokee has duly authorized, executed and delivered the Cherokee Agreement and such agreement is a legal, valid and binding agreement of Cherokee; to the best of

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     the Company's knowledge after due inquiry, [Texas Coinphone has duly executed and delivered the Texas Coinphone Agreement and such agreement is a legal, valid and binding agreement of Texas Coinphone];

          (r) the execution and delivery by the Company and each of the Guarantors of, and the performance by the Company and each of the Guarantors of all of the provisions of and their respective obligations under, this Agreement, the Indenture and the Securities (including the Guarantees) and by the Company of the Acquisition Agreements and the consummation by the Company and each of the Guarantors of the transactions contemplated herein and therein, and the issuance and sale by the Company of the Common Stock in the Concurrent Public Offering (i) have been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors (to the extent a party thereto), (ii) do not and will not result in any violation of the Articles of Incorporation (or other applicable charter document) or any shareholder's agreement or the By-laws of the Company, any Guarantor, Cherokee [or Texas Coinphone] (to the extent a party thereto), (iii) except as would not have a Material Adverse Effect, do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, any Guarantor, or, to the best of the Company's knowledge after due inquiry, Cherokee [or Texas Coinphone] under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which any such person is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) (assuming, in the case of the offer and sale of the Securities, compliance with the Securities Act and all applicable state securities or "Blue Sky" laws) any law or statute, or governmental rule or regulation applicable to any such person or any of their respective properties or assets (including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), the Telecommunications Act of 1996 (the "Telecommunications Act") and

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     the rules and regulations of the Federal Communications Commission (the
     "FCC") under each of the foregoing and the rules and regulations of any state or other regulatory agency or body with jurisdiction over telecommunications matters in the jurisdictions in which the Company and the Guarantors, or, to the best of the Company's knowledge after due inquiry, Cherokee [or Texas Coinphone] operate or provide telecommunications services (a "State Regulatory Agency")) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over any such person or any of their respective properties or assets and (iv) except as would not have a Material Adverse Effect, do not and will not result in the termination or revocation of any of the permits, licenses, approvals, orders, certificates, franchises or authorizations of state, federal or other governmental or regulatory authorities, including those relating to the Communications Act, the Telecommunications Act, the rules and regulations of the FCC or the rules and regulations of any State Regulatory Agency, owned or held by the Company, any of the Guarantors, or, to the best of the Company's knowledge after due inquiry, Cherokee or Texas Coinphone;

             (s) the Company, the Guarantors, and, to the best of the Company's knowledge after due inquiry, Cherokee [and Texas Coinphone] have good and marketable title in fee simple to all items of real property and good title to all assets owned by them that is material to the business of the Company and the Guarantors, taken as a whole, as currently conducted or as proposed to be conducted upon consummation of the Pending Acquisitions, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property or asset and do not interfere with the use made or proposed to be made of such property or asset by the Company and the Guarantors; and any real property, buildings or personal property held under lease by the Company, the Guarantors, and, to the best of the Company's knowledge after due inquiry, Cherokee and [Texas Coinphone] that are material to the business of the Company and the Guarantors, taken as a whole, as currently conducted or as proposed to be conducted upon consummation of the Pending Acquisitions, are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not

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     interfere materially with the use made or proposed to be made of such property by the Company and the Guarantors;

          (t) no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency (including, without limitation, the FCC and any State Regulatory Agency), body or court, domestic or foreign, or third party is required for the valid authorization, issuance, sale and delivery of the Securities (including the Guarantees), and the Common Stock in the Concurrent Public Offering, or the performance by the Company or any Guarantor of all of its respective obligations under this Agreement, the Indenture, the Securities (including the Guarantees) and the Acquisition Agreements, or the consummation by the Company and each of the Guarantors of the transactions contemplated by this Agreement, the Acquisition Agreements and the Indenture (other than (i) in the case of the offering of the Securities and the Concurrent Public Offering, as has been obtained under the Securities Act or the Trust Indenture Act or as may be required under the securities or Blue Sky laws of the various states of the United States of America and other jurisdictions where qualification or registration of the Securities or the Common Stock may be required or by the rules and regulations of the National Association of Securities Dealers, Inc. [and (ii) in the case of the Acquisition Agreements, as has been disclosed in Schedule 3.5(a) to the Cherokee Agreement [and Schedule ____ to the Texas Coinphone Agreement]]);

          (u) neither the Company nor any of the Guarantors is (i) in violation of its Articles of Incorporation (or other applicable charter document) or By-laws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets (including, without limitation, the Communications Act, the Telecommunications Act, the rules and regulations of the FCC under each of the foregoing and the rules and regulations of any State Regulatory Agency), except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or any Guarantor is a party or by which any of them may be bound or to which any of their properties or assets may be subject, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

          (v) there are no legal or governmental proceedings pending to which the Company, any of the Guarantors, or, to the best of the Company's knowledge after due inquiry, Cherokee [or Texas Coinphone] is or may be a party or to which any property of the Company, any of the Guarantors, Cherokee [or Texas Coinphone] is or may be the subject of which, if determined adversely to the Company or any of the Guarantors, would individually or in the aggregate have a Material Adverse Effect and, to the best knowledge of each Registrant, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (w) there are no legal or governmental proceedings or contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not described, referred to or filed as required and the descriptions of any legal or governmental proceedings or contracts or documents fairly summarize, in all material respects, such legal or regulatory proceedings, contracts or documents;

          (x) each of the Company, the Guarantors, and, to the best of the Company's knowledge after due inquiry, Cherokee [and Texas Coinphone] owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the FCC and the State Regulatory Agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate the properties and to carry on the business of the Company and the Guarantors as conducted and as proposed to be conducted upon consummation of the Pending Acquisitions and each of them is in full force and effect, except in each case as otherwise disclosed in the Registration Statement or where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company, the Guarantors, and, to the best of the Company's knowledge after due inquiry, Cherokee or Texas Coinphone has received any notice relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

          (y) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Securities, or, except as disclosed in the Registration Statement and Prospectus, by reason of the filing of the registration statement relating to the Concurrent Public Offering;

          (z) there are no employment or labor disputes or negotiations with employees of the Company or any of the Guarantors which could have, individually or in the aggregate, a Material Adverse Effect;

          (aa) the Company and the Guarantors are in compliance with, and not subject to any liability under, all applicable federal, state, local and foreign laws, regulations, rules, codes, ordinances, directives, and orders relating to pollution or to protection of public or employee health or safety or to the environment, including, without limitation, those that relate to any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where noncompliance or liability, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means any pollutant, contaminant or waste, or any hazardous, dangerous, or toxic chemical, material, waste, substance or constituent subject to regulation under any Environmental Law;

          (ab) the fair salable value of the assets of each Registrant exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; the assets of each of the Registrants do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; each

     Registrant does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature; upon the issuance of the Securities, the fair salable value of the assets of each of the Registrants will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; and upon the issuance of the Securities, the assets of each of the Registrants will not constitute unreasonably small capital to carry out its business as now conducted or as proposed to be conducted;

          (ac) each of the Company and the Guarantors owns or legally possesses the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") employed by it in connection with the business conducted by it as of the date hereof, except to the extent that the failure to own or legally possess, any such Intellectual Property would not have, individually or in the aggregate, a Material Adverse Effect, and to the best knowledge of the Company after due inquiry, neither the Company nor any Guarantor has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property;

          (ad) none of the Company or the Guarantors has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Guarantor ever has made a contribution and in which any employee of the Company or any Guarantor has ever been a participant. None of the Company or the Guarantors participates in or makes contributions to any pension profit sharing or other plan which is subject to ERISA;

          (ae) Each of the Company and the Guarantors has filed all necessary federal, state, local and foreign income and franchise tax returns, and has paid all taxes shown as due thereon, except where the failure to file such returns or pay such taxes would not have a Material Adverse Effect; there is no tax deficiency that has been asserted against the Company or any Guarantor that would have a Material Adverse Effect;

          (af) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940;

          (ag) the Company has not done, and is not presently doing, business with the government of Cuba or with any person or any affiliate located in Cuba; and

          (ah) the Trustee, on behalf of the holders of the Notes, on the Closing Date and after the deposit with the Trustee of such amounts as are required by the Indenture (the "Trust Funds"), will have a valid first priority perfected security interest in the Trust Funds.

          5. The Registrants, jointly and severally, covenant and agree with each Underwriter as follows:

          (a) to use their respective best efforts to cause the Registration Statement to become effective (if the Registration Statement shall not have been declared effective prior to the execution hereof) at the earliest possible time and, if required, to file the Prospectus with the Commission in the manner and within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act;

          (b) to deliver, at the expense of the Registrants, (i) five conformed copies of the Registration Statement (as originally filed) and each amendment thereto, including exhibits, to the Underwriters, and (ii) during the period mentioned in Section 5(e), to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Underwriters and their counsel a copy of the proposed amendment or supplement for review within a reasonable time prior to the proposed filing thereof and not to file any such proposed amendment or supplement to which the Underwriters or their counsel reasonably object;

          (d) to advise the Underwriters promptly, and to confirm such advice in writing, (i) when the Registration Statement shall become effective, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or, to the best of the Company's knowledge, threat of any proceeding for that purpose and (v) of the receipt by any Registrant of any notification with respect to any suspension of the qualification of the Securities (including any Guarantee) for offer and sale in any jurisdiction or the initiation or, to the best of the Company's knowledge, threat of any proceeding for such purpose; and to use their respective best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain promptly the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or any dealer, any event shall occur which is known to any of the Registrants or information shall become known to any of the Registrants as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to, at the sole expense of the Registrants, prepare and, subject to Section 5(c) above, file with the Commission, and furnish to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Registrants) to which Securities may have been sold by the Underwriters and to any other dealers upon request such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) (i) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and (ii) to pay all fees and expenses (including fees and disbursements of counsel for the Underwriters) incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Underwriters may designate; provided that no Registrant shall be required to file a general consent to service of process or to qualify as a foreign corporation in any jurisdiction;

          (g) to make generally available to the Registrants' security holders and to the Underwriters as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Registrants occurring after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) so long as the Securities are outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) required to be furnished to holders of the Securities, and copies of any reports and financial statements required to be furnished to or filed with the Commission or any national securities exchange;

          (i) to pay all costs and expenses incident to the performance of its obligations hereunder, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities (including any expenses of the Trustee and the Trustee's counsel), (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including fees and disbursements of Cahill Gordon & Reindel, counsel for the Underwriters, in connection with such registration or qualification), (iv) relating to any filing with, and determination of the fairness of the underwriting terms and arrangements by, the NASD in connection with the offering of the Securities (including the fees and expenses of CIBC, as QIU), (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, all other agreements relating to underwriting arrangements, Blue Sky Memoranda, any legal investment surveys and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, and (vi) payable to rating agencies in connection with the rating of the Securities;

          (j) none of the Company or the Subsidiaries will (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities (other than stabilization of the Common Stock by the underwriters in the Concurrent Public Offering as described in the prospectus related thereto), (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company except as contemplated by this Agreement or the Concurrent Underwriting Agreement;

          (k) to use the net proceeds of the offering of Securities as set forth in the Registration Statement and the Prospectus under the caption "Use of Proceeds"; and

          (l) to comply with the special offer provisions of the Indenture in the event the Cherokee acquisition shall not have been consummated in accordance with the terms of the Cherokee Agreement on or prior to
          , 1997.

          6. The several obligations of the Underwriters hereunder to purchase the Securities are subject to the performance by the Registrants of their obligations hereunder and to the following additional conditions:

          (a) if the Registration Statement has not been declared effective prior to the execution and delivery hereof, the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission; and any requests for additional information shall have been complied with to the reasonable satisfaction of the Underwriters;

          (b) each of the representations and warranties of the Registrants contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Registrants shall have complied in all material respects with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

          (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by any of the Registrants by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (d) since the respective dates as of which information is given in the Prospectus, there shall not have been any Material Adverse Change, otherwise than as set forth in the Prospectus, the effect of which in the sole judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

          (e) on the Closing Date, the Underwriters shall have received a certificate or certificates on behalf of each Registrant, addressed to the Underwriters and dated the Closing Date, (A) of two executive officers of each such Registrant satisfactory to the Underwriters to the effect set forth in subsections (a) through (c) of this Section 6 and to the further effect that since the respective dates as of which information is given in the Prospectus there has not occurred any Material Adverse Change, otherwise than as set forth in the Prospectus and (B) of Gary Pace, Senior Vice President - Acquisitions and Regulatory Matters, to the effect that he is knowledgeable with respect to regulatory compliance matters affecting the operations of the Company and the Guarantors and that the approvals, certificates, licenses and permits obtained by the Company and listed on a schedule attached to such certificate constitute all such approvals, certificates, licenses and permits required by the FCC or State Regulatory Agencies, except such as the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect;

          (f) the Underwriters shall have received on the Closing Date a signed opinion of Tammy L. Martin, Esq., General Counsel of the Company, in form and substance satisfactory to Cahill Gordon & Reindel, counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

               (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

               (iii) the authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus;

               (iv) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable;

               (v) all of the outstanding shares of capital stock of each Guarantor are owned beneficially by the Company and, to such counsel's knowledge after due inquiry, all of such shares are owned free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, voting trusts, defects, equities or claims of any nature whatsoever, except for such liens, security interests, pledges, charges, encumbrances or claims created pursuant to the Credit Agreement and related loan documents. Other than the subsidiaries listed on Schedule II hereto, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

               (vi) Neither the Company nor any of the Guarantors is (A) in violation of its charter or by-laws or (B) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Guarantors is a party or by which it or any of them or any of their respective properties is bound, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective properties, except for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect;

               (vii) the Indenture has been duly and validly authorized, executed and delivered by the Company;

               (viii) the Notes have been duly authorized by the Company;

               (ix) the execution and delivery by the Company and each of the Guarantors of, and the performance by the Company and each of the Guarantors of their respective obligations under this Agreement, the Indenture, the Securities (including the Guarantees) and the Acquisition Agreements (to the extent a party thereto) and the consummation by the Company and each of the Guarantors of the transactions herein and therein contemplated, and the issuance and sale by the Company of the Common Stock in the Concurrent Public Offering, (i) have been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors (to the extent applicable), (ii) do not and will not result in any violation of the Articles of Incorporation or the By-laws of the Company or any Guarantor and (iii) except as would not have a Material Adverse Effect, do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Guarantor under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument known to such counsel to which the Company or any such Guarantor is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) any applicable law or statute or governmental rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree known to such counsel of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Guarantor or any of their respective properties or assets; and

               (x) any real or personal property held under lease by the Company or any of the Guarantors that are material (individually or in the aggregate) to the Company or any Guarantor, are held by the Company or such Guarantor, as the case may be, under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect;

               (xi) to such counsel's knowledge after due inquiry, the Company has obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitation, any State Regulatory Agencies in the State of Ohio), all self-regulatory organizations, and all courts and other tribunals necessary to own, lease, license, use and operate its properties and assets and to conduct its businesses in the manner described in the Registration Statement and Prospectus, except, in each case, as otherwise disclosed in the Prospectus or where the failure to obtain consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations or to make declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect; the execution and delivery by the Company and each of the Guarantors of, and the performance by the Company and each of the Guarantors of their respective obligations under this Agreement, the Indenture, the Securities (including the Guarantees) and the Acquisition Agreements (to the extent a party thereto) and the consummation by the Company and each of the Guarantors of the transactions herein and therein contemplated, and the issuance and sale by the Company of the Common Stock in the Concurrent Public Offering, will not violate any such approval, certification, license or permit, except in all cases, as should not have a Material Adverse Effect; and

               (xii) no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court is required under the laws of the State of Ohio in connection with the authorization, issuance and sale and delivery of the Securities (including the Guarantees), the Common Stock in the Concurrent Public Offering or the performance by the Company and each of the Guarantors of all of their obligations under this Agreement, the

          Indenture, the Securities (including the Guarantees), the Acquisition Agreements or the consummation by the Company and each of the Guarantors of the transactions contemplated by this Agreement, except such as have been obtained.

          (g) the Underwriters shall have received on the Closing Date a signed opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to Cahill Gordon & Reindel, counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, to the effect that:

               (i) assuming due authorization, execution and delivery of the Indenture by the Company, the Guarantors and the Trustee, the Indenture is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (ii) assuming due authorization of the Notes by the Company and of the Guarantees by the Guarantors, when the Notes and the Guarantees are executed and authenticated in accordance with the respective terms of the Indenture and delivered to and paid for by the Underwriters, the Notes will constitute valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of the Guarantors, in each case enforceable in accordance with their respective terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (iii) the Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof in the Prospectus; the statements in the Registration Statement and Prospectus under the headings "Prospectus Summary -- Recent Developments -- Recent Regulatory Developments," "Risk Factors -- Government Regulation," the third and fifth paragraphs of "Business -- Industry Overview," "Business -- Government Regulations," and "Business -- Legal Proceedings," insofar as such statements constitute a summary of statutes, regulations, rules, legal matters, documents or proceedings referred to therein, fairly present the information required to be set forth therein with respect to such statutes, regulations, rules, legal matters, documents or proceedings;

               (iv) to such counsel's knowledge (which knowledge may be based solely on such counsel's discussions with officers of the Company, the Guarantors, Cherokee and Texas Coinphone responsible for the matters discussed below and such counsel's review of documents furnished to them by the Company without any search of the public docket records of any court, governmental agency or body or administrative agency), there are no legal, regulatory or governmental proceedings pending or threatened to which the Company, any of the Guarantors, Cherokee or Texas Coinphone is or may be a party or to which any property of the Company or the Guarantors, Cherokee or Texas Coinphone is or may be the subject which, if determined adversely, could individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described or referred to in the Registration Statement or the Prospectus which are not filed, referred to or described as required;

               (v) [to such counsel's knowledge after due inquiry, the Company, each Subsidiary, Cherokee and Texas Coinphone have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with the FCC necessary to own, lease, license, use and operate their respective properties and assets and to conduct their respective businesses in the manner described in the Registration Statement and Prospectus, except where the failure to obtain consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations or to make declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect; the execution and delivery by the Company and each of the Guarantors of, and the performance by the Company and each of the Guarantors of their respective obligations under this Agreement, the Indenture, the Securities (including the Guarantees) and the Acquisition Agreements (to the extent a party thereto) and the consummation by the Company and each of the Guarantors of the transactions herein and therein contemplated, and the issuance and sale by the Company of the Common Stock in the Concurrent Public Offering, will not violate any such approval, certification, license or permit, except in all cases, as would not have a Material Adverse Effect];

               (vi) no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court is required under the laws of the State of New York or the laws of the United States of America in connection with the authorization, issuance and sale and delivery of the Securities (including the Guarantees), the Common Stock in the Concurrent Public Offering or the performance by the Company and each of the Guarantors of all of their obligations under this Agreement, the Indenture, the Securities (including the Guarantees), the Acquisition Agreements or the consummation by the Company and each of the Guarantors of the transactions contemplated by this Agreement, except such as have been obtained. Such counsel need not express any opinion in this paragraph (vi), however, as to (x) the securities laws of any jurisdiction, the rules and regulations of the National Association of Securities Dealers, Inc. or the Trust Indenture Act, (y) laws other than those that, in such counsel's experience, are normally applicable to transactions of the type provided for by this Agreement, the Indenture, the Securities and the New Credit Agreement [and (z) laws relating to the telecommunications industry, including, without limitation, the

          Communications Act, the Telecommunications Act and the rules and regulations of the FCC];

               (vii) the Registration Statement has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued; the Indenture has been qualified under the Trust Indenture Act; any required filing of the Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in a manner and within the time period required by Rule 424(b);

               (viii) the Registration Statement as of its effective date and the Prospectus and any amendments and supplements thereto as of their respective dates (except for the financial statements and other financial and statistical data included therein or omitted therefrom as to which such counsel need not express an opinion) appeared or appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act and the Trust Indenture Act, except that such counsel is not required to assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus or the exhibits to the Registration Statement, including the Form T-1, in each case (other than to the extent specified in Section 6(g)(iii)); the Registrants satisfy all of the requirements to file a Registration Statement on Form SB-2;

               (ix) the Trustee, on behalf of the holders of the Notes, on the Closing Date and upon receipt by the Trustee of a check or checks representing the the Trust Funds, will have a valid first priority security interest in the Trust Funds; and

               (x) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940.

          At the time the foregoing opinion is delivered, Skadden, Arps, Slate, Meagher & Flom LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent auditors for each of the Company, the Acquired Companies, Cherokee and Texas Coinphone and representatives of the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and Registration Statement (except to the extent specified in Section 6(g)(iii)), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need not express an opinion with respect to the financial statements and the other financial and statistical data included in or omitted from the Registration Statement and the Prospectus or the exhibits to the Registration Statement, including the Form T-1).

          (h) the Underwriters shall have received on the Closing Date signed opinions, in form and substance satisfactory to Cahill Gordon & Reindel, counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, from local counsel in each of (1) Florida, Missouri and Texas, to the effect set forth in subsections (f)(i), (f)(ii), (f)(iv),
     (f)(vii), (f)(viii), (f)(xi) and (f)(xii) of this Section 6, (2) California, to the effect set forth in subsections (f)(xi) and (f)(xii) of this Section 6 and (3) Indiana, to the effect set forth in subsections
     (f)(i), (f)(ii), (f)(iv), (f)(vii) and (f)(viii) of this Section 6, in each case with respect to the Guarantor incorporated in such state and the operations of the Company in such state.

          (i) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment, if any, to the Registration Statement and also on the Closing Date, each of the independent accountants specified in Section 4(d) shall have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

          (j) the Underwriters shall have received on and as of the Closing Date an opinion dated the Closing Date of Cahill Gordon & Reindel, counsel to the Underwriters, addressed to the Underwriters and in form and substance satisfactory to the Underwriters with respect to the validity of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received from the Company such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) on or prior to the Closing Date the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters or their counsel, Cahill Gordon & Reindel, shall reasonably request;

          (l) on or prior to the Closing Date, the Company shall have consummated the Concurrent Public Offering and shall have received gross proceeds therefrom of not less than $25 million;

          (m) the Trust Funds shall have been deposited with the Trustee in accordance with the terms of the Indenture on the Closing Date.

          7. The Registrants, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to any Registrant in writing by such Underwriter expressly for use therein; provided, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Notes, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished such underwriter any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          The Registrants, jointly and severally, also agree to indemnify and hold harmless the QIU, its officers and directors, and each person, if any, who controls the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceedings or any claim asserted) incurred as a result of the QIU performing the duties of its engagement pursuant to Section 2.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Registrants, each of their directors, each of their officers who signed the Registration Statement and each person who controls any of the Registrants within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Registrants to each Underwriter, but only with reference to information relating to such

Underwriter furnished to any Registrant in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. For purposes of this Section 7 and Section 4(a) and 4(b) hereof, the only written information furnished by the Underwriters to any Registrant expressly for use in the Registration Statement and the Prospectus is the information in (A) the last paragraph on the cover page of the Prospectus, (B) the paragraph regarding stabilization on the inside front cover page of the Prospectus and (C) in the section titled "Underwriting" in the Prospectus, the paragraph preceding the table and the first and third paragraphs following the table.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person after receipt of written notices from the Indemnified Party requesting indemnification and the retention of counsel has failed within a reasonable time to retain counsel satisfactory to the Indemnified Person or
(iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of this Section 7 in respect of such proceeding, then, in addition to such separate firm for the Underwriters and such control persons of the Underwriters, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU and all persons, if any, who control the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the QIU and such control persons of the QIU shall be designated in writing by CIBC and any such separate firm for any of the Registrants, each director of the Registrants, each officer of the Registrants who signed the Registration Statement and such control persons of the Registrants shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional written release, in form and substance satisfactory to the Indemnified Person, of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Registrants on the one hand and the Underwriters and the QIU on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registrants on the one hand and the Underwriters and the QIU on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Registrants on the one hand and the Underwriters and the QIU on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus (or, in the case of the QIU, the fee received by the QIU for performing the duties of its engagement pursuant to
Section 2), bear to the aggregate public offering price of the Securities. The relative fault of the Registrants on the one hand and the Underwriters and the QIU on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registrants, by the Underwriters or by the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Registrants and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters and the QIU were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities set forth opposite their names in Schedule I hereto, and not joint.

          The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

          The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Registrants as set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or the QIU or any person controlling any Underwriter or the QIU or by or on behalf of any Registrant, officer or director of any Registrant or any other person controlling any Registrant and (iii) acceptance of and payment for any of the Securities.

          8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriters, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or the Chicago Board Options Exchange, (ii) trading of any securities of or guaranteed by any of the Registrants shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and which, in the judgment of the Underwriters, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

          9. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the Registrants to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Registrant shall be unable to perform its obligations under this Agreement or any condition to the Underwriters' obligations cannot be fulfilled, the Registrants agree jointly and severally to reimburse the Underwriters and the QIU for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters and the QIU in connection with this Agreement or the offering contemplated hereunder.

          10. Any action by the Underwriters hereunder may be taken by the Underwriters jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or telecopied. Notices to the Underwriters shall be given to the Underwriters, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (facsimile number (212) 648-5705); Attention: Syndicate Department. Notices to any Registrant shall be given to the Company at 1127 Euclid Avenue, Suite 650, Cleveland, Ohio 44115-1601 (facsimile number (216) 241-2578;
Attention: General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Stephen M. Banker, Esq.

          11. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Registrants and any controlling person referred to herein and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Registrants and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

          12. The Company and the Underwriters agree that it is the intent of the parties to this Agreement that the Underwriters be entitled to rely on the representations and warranties of Cherokee as set forth in the Cherokee Agreement, on the same terms and conditions as may the Company.

          13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

          If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                        Very truly yours,

                                        PHONETEL TECHNOLOGIES, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        NORTHERN FLORIDA TELEPHONE CORPORATION
                                        PARAMOUNT COMMUNICATIONS SYSTEMS, INC.
                                        PAYPHONES OF AMERICA, INC.
                                        PUBLIC TELEPHONE CORPORATION
                                        WORLD COMMUNICATIONS, INC.

                                        For each of the above:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted:  December   , 1996

J.P. MORGAN SECURITIES INC.
CIBC WOOD GUNDY SECURITIES, CORP.
ING BARINGS (U.S.) SECURITIES, INC.
SOUTHCOAST CAPITAL CORPORATION


By:  J.P. MORGAN SECURITIES INC.

By:
   -------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I



                                                     Principal Amount
                                                     of Securities
Underwriter                                          to be Purchased
-----------                                          ---------------
J.P. Morgan Securities Inc. ................         $
                                                     ------------
CIBC Wood Gundy Securities Corp.............         $
                                                     ------------
ING Barings (U.S.) Securities, Inc. ........         $
                                                     ------------
SouthCoast Capital Corporation .............         $
                                                     ------------


                                                     ------------
              Total ........................         $110,000,000
                                                     ============

                                                                     SCHEDULE II


Subsidiaries of the Company

                                                               Jurisdiction of
Name                                                           Incorporation
----                                                           -------------
Northern Florida Telephone
  Corporation .....................................            Florida

Paramount Communications Systems, Inc. ............            Florida

Payphones of America, Inc. ........................            Ohio

Public Telephone Corporation ......................            Indiana

World Communications, Inc. ........................            Missouri

PhoneTel CCI, Inc. ................................            Texas